Exhibit 99.1

Contact:	Investor Contact
Tony Welz Principal Welz & Weisel Communications 703.218.3555 x226 tony@w2comm.com	Tania Almond Investor Relations Officer Sourcefire, Inc. 410.423.1919 tania.almond@sourcefire.com
SOURCEFIRE® NAMES DOUGLAS McNITT AS GENERAL COUNSEL
Former webMethods Counsel Joins Executive Team
Columbia, MD - August 10, 2007 -- Open source innovator and Snort(R) creator, Sourcefire, Inc. (Nasdaq:FIRE), a leader in network intrusion prevention, today announced the appointment of Douglas McNitt as General Counsel. McNitt has over 14 years of experience in providing business law services, serving as an in-house member and advisor to executive management teams at enterprise software companies for the past decade. In his role as General Counsel at Sourcefire, McNitt will replace Joseph Boyle, Sourcefire’s current General Counsel, who is resigning from his position to return to private law practice.
McNitt joins Sourcefire after acting as General Counsel, Secretary and Executive Vice President at webMethods, Inc. In this position, he was charged with recruiting, growing and managing a full-service in-house legal function across geographically diverse operations in the Americas, Europe, Middle East, Africa, and Asia Pacific. Previously, McNitt was an as Associate General Counsel at America Online, Inc. where he gained significant experience in evaluating, structuring, negotiating, drafting and closing a variety of mergers, acquisitions, direct investments and other significant equity transactions both domestically and abroad.
“Doug has a proven track record of providing enterprise software companies with legal and business planning, including mergers, acquisitions and corporate financial transactions”" said Wayne Jackson, Sourcefire’s Chairman and CEO. “He joins our legal team at an important stage in the company’s development and we expect to benefit from Doug’s tremendous experience and skill set.”
During the past decade, McNitt has served as legal counsel at webMethods and America Online. While at webMethods, McNitt was the lead executive responsible for sourcing, negotiating and acquiring six privately-held businesses. In addition, he recently managed the sale of webMethods to Software AG. While at America Online he played a significant role on deal teams that were responsible for acquiring six privately-held and two publicly-held businesses. He also served as the lead America Online attorney for direct investments and/or warrants in 15 publicly-held and 12 privately-held businesses and four early-stage venture capital funds.

Regarding Boyle’s resignation from Sourcefire, Jackson stated “I’d like to express our thanks to Joe for his efforts over the last eighteen months. Joe was instrumental in guiding Sourcefire through a period of significant transition from a private company, through the initial public offering earlier this year, to life as a public company. We wish him all the best as he returns to pursue his private law practice.”
About Sourcefire
Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach - Discover, Determine, Defend - to securing real networks. The Sourcefire 3D System is the first to unify IPS, NBA, NAC and Vulnerability Assessment technologies under the same management console. This ETM approach equips customers with an efficient and effective layered security defense - protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike - with more than 30 awards and accolades. Recently, Sourcefire was positioned in the Leaders Quadrant of Gartner’s “Magic Quadrant for Network Intrusion Prevention System Appliances 2H06” report, and the Sourcefire 3D System was named “Best Security Solution” at the 2006 SC Magazine Awards. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.
SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D™, RNA™, DAEMONLOGGER™ and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements, which can be identified by words or expressions such as “will,” “believe,” “expect” and similar expressions, include our expectations regarding Mr. McNitt’s role as future general counsel of Sourcefire, Inc. Actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements. These factors include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.
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